Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.
Itasca, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2013, relating to the consolidated financial statements and schedules of Kingsway Financial Services Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Grand Rapids, Michigan
February 24, 2014